JPMorgan Chase & Co.

383 Madison Avenue, New York, NY 10017-2070

NYSE symbol: JPM

www.jpmorganchase.com

News release: Immediate Release

J.P. Morgan Real Estate Income Trust, Inc. Expands Industrial Portfolio with Strategic Acquisitions

NEW YORK, May 22, 2025 – J.P. Morgan Real Estate Income Trust, Inc. (JPMREIT) announced today the acquisition of two logistics warehouse portfolios, totaling $124.2 million, exclusive of closing costs. These transactions reinforce JPMREIT’s commitment to expanding its portfolio with highly functional industrial facilities in dynamic growth markets.

Norfolk ISF Portfolio: On April 10, 2025, JPMREIT acquired a 95% interest in a joint venture with B&D Holdings, a private real estate investment and development firm, for a portfolio of strategically located infill warehouse and industrial service facilities. Comprised of seven assets, six in the Norfolk, VA metro area and one on Florida’s “Space Coast,” the portfolio is 581,000 square feet, and 100% leased, serving 16 tenants. It is well-positioned to benefit from the robust marine, shipping and military industries in Norfolk.

Dallas Infill Portfolio: On May 5, 2025, JPMREIT acquired eight Class-B, shallow-bay warehouses strategically located in key infill areas across the Dallas, TX metro area: three in Brookhollow, three in Valwood, and two in Garland, totaling 453,894 square feet. With a 99% occupancy rate across 15 tenants, these warehouses are well-positioned within the rapidly expanding Dallas-Fort Worth metro area, offering direct or proximate access to major highways to enhance logistical efficiency.

“The industrial asset class continues to be a foundation for economic growth, driven by robust tenant demand and evolving logistics needs. We remain committed to delivering value to our investors through thoughtful acquisitions and a focus on long-term growth opportunities in the industrial sector,” Chad Tredway, CEO and Chairperson of JPMREIT.

"Since rents in these assets are significantly below market rates, the acquisitions align with our philosophy of delivering income and growing that income stream. These portfolios are well-positioned in the current market environment, as most tenants cater to servicing local industries and consumers rather than distributing goods. We are focusing our industrial investment strategy on infill assets, which are protected from new construction and less exposed to international trade,” said Doug Schwartz, Co-President of JPMREIT.

For more information about these investments and other JPMREIT properties, please visit the Portfolio page on its website.

Press Contact: JPM: Jamie Braverman jamie.braverman@jpmchase.com

JPMorgan Chase & Co.

383 Madison Avenue, New York, NY 10017-2070

NYSE symbol: JPM

www.jpmorganchase.com

News release: Immediate Release

About JPMREIT

JPMREIT leverages J.P. Morgan Asset Management’s more than 60 years of real estate investment experience and invests in stabilized, income-producing assets and development positioned to benefit from the way people live, work and consume in the new economy. JPMREIT is externally advised and sponsored by J.P. Morgan Investment Management Inc.

Forward-Looking Statements. This press release contains forward-looking statements about the business of JPMREIT and the industrial sector within the real estate market. These forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “continue,” “may,” “will,” “should,” “anticipate,” “intend" or other similar words or the negatives thereof. These may include statements about plans, objectives, intentions and expectations with respect to JPMREIT’s recent industrial property acquisitions. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in JPMREIT’s annual report for the most recent fiscal year, and any such updated factors included in JPMREIT’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in JPMREIT’s public filings. Except as otherwise required by federal securities laws, JPMREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

About J.P. Morgan Asset Management

J.P. Morgan Asset Management, with assets under management of $3.7 trillion (as of 3/31/2025), is a global leader in investment management. J.P. Morgan Asset Management's clients include institutions, retail investors and high net worth individuals in every major market throughout the world. J.P. Morgan Asset Management offers global investment management in equities, fixed income, real estate, hedge funds, private equity and liquidity. For more information, visit: www.jpmorgan.com/am.

JPMorgan Chase & Co. (NYSE: JPM) is a leading financial services firm based in the United States of America (“U.S.”), with operations worldwide. JPMorganChase had $4.4 trillion in assets and $351 billion in stockholders’ equity as of March 31, 2025. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, the Firm serves millions of customers in

Press Contact: JPM: Jamie Braverman jamie.braverman@jpmchase.com

JPMorgan Chase & Co.

383 Madison Avenue, New York, NY 10017-2070

NYSE symbol: JPM

www.jpmorganchase.com

News release: Immediate Release

the U.S., and many of the world’s most prominent corporate, institutional and government clients globally. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

Press Contact: JPM: Jamie Braverman jamie.braverman@jpmchase.com